Exhibit 99.1

Wilshire Enterprises Announces Receipt of Letter from Full Value Partners L.P.

NEWARK, N.J., February 19, 2009 – Wilshire Enterprises, Inc. (Amex: WOC) acknowledged today that it has received a letter from Full Value Partners L.P., a private hedge fund operated by Phillip Goldstein, and his umbrella organization, Bulldog Investors, supposedly asking for permission to make a tender offer for shares of Wilshire common stock.  Full Value well knows that it does not need the Company’s permission to make a tender offer and that it is free to do so if it has the necessary financing available to complete the tender offer.

If and when Full Value makes a tender offer, the Board of Directors of Wilshire will consider it and its implications in the context of assessing the best interests of Wilshire and all of its stockholders.

Forward-Looking Statements
Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements.  The potential risks and uncertainties include, among others, general economic conditions, industry specific conditions and the possibility that Wilshire may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Wilshire's 2007 Annual Report on Form 10-K and in its definitive proxy materials filed with the Securities and Exchange Commission.

Contacts:	Sherry Wilzig Izak, Chairman, 201-420-2796
Neil Berkman, Berkman Associates, 310-826-5051